UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 10, 2017

SHORE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-22345	52-1974638
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

28969 Information Lane, Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (410) 763-7800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 10, 2017, Shore Bancshares, Inc. (the “Company”) announced that its banking subsidiary, Shore United Bank, has entered into a purchase and assumption agreement to acquire three bank branches located in the greater Baltimore, Maryland metropolitan area from Northwest Bank, the wholly-owned subsidiary of Northwest Bancshares, Inc. (the “Purchase Agreement”).

Pursuant to the Purchase Agreement, Shore United Bank has agreed to assume approximately $214 million in deposits and will acquire approximately $152 million in performing loans and $40 million of cash associated with the three bank branches. Shore United Bank has agreed to pay a deposit premium equal to 8.0% of the balance of assumed deposits, which premium will decrease to 7.25% if deposits decrease to less than $182.0 million. In addition, Shore United Bank has the option (i) to exclude certain loans before closing, and (ii) to require the repurchase or exchange of any nonperforming loans for up to 75 days after closing.

Subject to customary closing conditions, including the receipt of all necessary regulatory approvals, the acquisition is expected to be completed during the second quarter of 2017.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Purchase Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (i) will only survive consummation of the transactions contemplated by the Purchase Agreement as specified therein, and (ii) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the parties' public disclosures. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding Shore United Bank or Northwest Bank or any of their respective affiliates or businesses.

Item 7.01.	Regulation FD Disclosure

On January 10, 2017, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference. Information contained herein, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The exhibits that are filed or furnished with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which list is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHORE BANCSHARES, INC.

Dated: January 10, 2017	By:	/s/ Lloyd L. Beatty, Jr.
Lloyd L. Beatty, Jr. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit

Number	Description

1.1	Purchase and Assumption Agreement, dated as of January 10, 2017, by and between Northwest Bank and Shore United Bank*

99.1	Press Release, dated January 10, 2017, issued by the Company announcing Purchase and Assumption Agreement.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.